EXHIBIT 99.4

MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

Unaudited Consolidated Financial Statements
At March 31, 2005 and December 31, 2004
and for the Three Months Ended March 31, 2005
and for the Three Months Ended March 31, 2004

MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

NRG MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004
	(Unaudited)	(Audited)
	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$10,164	$545
Accounts receivable	—	1,160
Accounts receivable — affiliates	4,727	10,055
Inventory	22,365	19,800
Derivative instruments valuation	5,554	13,946
Prepayments and other current assets	1,966	2,105

Total current assets	44,776	47,611
Property, Plant and Equipment
In Service	575,060	570,098
Under construction	1,732	5,890

Total property, plant and equipment	576,792	575,988
Less accumulated depreciation	(34,555)	(27,765)

Net property, plant and equipment	542,237	548,223
Other Assets
Investment in projects	1,280	1,280
Intangible assets, net of accumulated amortization of $4,690 and $3,817, respectively	59,881	60,754
Non current derivative asset	152	1,124
Other assets	6,957	6,924

Total other assets	68,270	70,082

Total Assets	$655,283	$665,916

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Current portion of capital lease	$17	$16
Accounts payable — trade	17	9
Accrued expenses	312	215
Derivative instruments valuation	37,441	2,355
Other current liabilities	95	102

Total current liabilities	37,882	2,697

Other Liabilities
Long term capital lease	197	202
Noncurrent unrealized derivative liability	15,965	25
Noncurrent deferred income tax	25,808	47,045
Other long-term obligations	5,095	4,576

Total non-current liabilities	47,065	51,848

Total liabilities	84,947	54,545

Member’s equity	570,336	611,371

Total liabilities and member’s equity	$655,283	$665,916

The accompanying notes are an integral part of these consolidated financial statements.

NRG MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2005	2004
	(In thousands)
Operating Revenues
Revenues	$30,288	$54,416
Operating Costs and Expenses
Operating costs	49,323	34,468
Depreciation	6,791	6,571
General and administrative expenses	946	2,584

Income (loss) from operations	(26,772)	10,793
Interest expense	(4)	—
Other income, net	82	68

Income (loss) before income taxes	(26,694)	10,861
Income tax expense (benefit)	(10,845)	4,414

Net income (loss)	$(15,849)	$6,447

The accompanying notes are an integral part of these consolidated financial statements.

NRG MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY AND COMPREHENSIVE INCOME (LOSS)

					Accumulated
			Member’s	Accumulated	Other	Total
	Member’s		Contributions/	Net Income/	Comprehensive	Member’s
	Units	Amount	Distributions	(Loss)	Income (Loss)	Equity
	(In thousands except units)
Balances at December 31, 2003 (audited)	1,000	$1	$630,386	$(1,473)	$—	$628,914
Net income	—	—	—	6,447	—	6,447

Balances at March 31, 2004 (unaudited)	1,000	1	630,386	4,974	—	635,361

Balances at December 31, 2004 (audited)	1,000	$1	$609,875	$—	$1,495	$611,371
Deferred unrealized loss on derivatives, net	—	—	—	—	(15,186)	(15,186)
Net loss	—	—	—	(15,849)	—	(15,849)

Comprehensive loss	—	—	—	—	—	(31,035)
Distribution to member	—	—	(10,000)	—	—	(10,000)

Balances at March 31, 2005 (unaudited)	1,000	$1	$599,875	$(15,849)	$(13,691)	$570,336

The accompanying notes are an integral part of these consolidated financial statements.

NRG MID ATLANTIC GENERATING LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2005	2004
	(In thousands)
Cash flows from operating activities
Net income (loss)	$(15,849)	$6,447
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	6,791	6,571
Amortization of intangibles	873	1,356
Loss on disposal of assets	14	—
Unrealized (gain) loss on derivatives	34,812	(219)
Deferred income taxes	(10,845)	4,414
Changes in assets and liabilities
Accounts receivable	1,160	—
Accounts receivable — affiliates	5,328	5,155
Inventory	(2,565)	888
Prepayments and other current assets	139	522
Other assets	(33)	(15)
Accounts payable — trade	8	(27)
Accounts payable — affiliates	—	2,376
Other long term liabilities	519	68
Accrued liabilities	97	45
Other assets and liabilities	(7)	29

Net cash provided by operating activities	20,442	27,610

Cash flows from investing activities
Capital expenditures	(819)	(452)

Net cash used in investing activities	(819)	(452)

Cash flows from financing activities
Payments on long-term borrowings and capital leases	(4)	5,320
Distribution to member	(10,000)	—

Net cash (used in) provided by financing activities	(10,004)	5,320

Net change in cash and cash equivalents	9,619	32,478
Cash and cash equivalents
Beginning of period	545	77

End of period	$10,164	$32,555

The accompanying notes are an integral part of these consolidated financial statements.

MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — General

     NRG Mid Atlantic Generating LLC, or the Company, a wholly owned subsidiary of NRG Energy, Inc., or NRG Energy, owns electric power generation plants in the mid-atlantic region of the United States. The Company was formed in May, 2000 for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries the power generation facilities owned by Indian River Power LLC, or Indian River, Vienna Power LLC, or Vienna, Keystone Power LLC, or Keystone and Conemaugh Power LLC, or Conemaugh.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the Securities and Exchange Commission’s regulations for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accounting policies we follow are set forth in Note 2 in our financial statements for the year ended December 31, 2004, as filed by NRG Energy, Inc. on Form 8-K on June 15, 2005. The following notes should be read in conjunction with those financial statements. Interim results are not necessarily indicative of results for a full year.

     In the opinion of management, the accompanying unaudited interim consolidated financial statements contain all material adjustments (consisting of normal, recurring accruals) necessary to present fairly our consolidated financial position as of March 31, 2005, the results of our operations, cash flows and member’s equity for the three months ended March 31, 2005 and March 31, 2004. Certain prior-year amounts have been reclassified for comparative purposes.

Accounting Estimates

     Management of the Company is required to make certain estimates and assumptions during the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. They also impact the reported amount of net earnings during any period. Actual results could differ from those estimates.

Note 3 — Derivative Instruments and Hedging Activity

     SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No. 137, SFAS No. 138 and SFAS No. 149 requires the Company to recognize all derivative instruments on the balance sheet as either assets or liabilities and measure them at fair value each reporting period. If certain conditions are met, the Company may be able to designate derivatives as cash flow hedges and defer the effective portion of the change in fair value of the derivatives in Accumulated Other Comprehensive Income (OCI) and subsequently recognize in earnings when the hedged items impact income. The ineffective portion of a cash flow hedge is immediately recognized in income.

     For derivatives designated as hedges of the fair value of assets or liabilities, the changes in fair value of both the derivatives and the hedged items are recorded in current earnings. The ineffective portion of a hedging derivative instrument’s change in fair values will be immediately recognized in earnings.

     For derivatives that are neither designated as cash flow hedges or do not qualify for hedge accounting treatment, the changes in the fair value will be immediately recognized in earnings.

     SFAS No. 133 applies to the Company’s power sales contracts, oil contracts, long-term gas purchase agreements and other energy related commodities financial instruments used to mitigate variability in earnings due to fluctuations in spot market prices, hedge fuel

MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

requirements at generation facilities and protect investments in fuel inventories. At March 31, 2005, the Company had various commodity contracts extending through December 2006.

Energy and Energy Related Commodities

     The Company is exposed to commodity price variability in electricity, emission allowances, and coal, gas, and oil used to meet fuel requirements. In order to manage these commodity price risks, NRG Power Marketing may enter into transactions for physical delivery of particular commodities for a specific period. Financial instruments are used to hedge physical deliveries, which may take the form of fixed price, floating price or indexed sales or purchases, and options, such as puts, calls, basis transactions and swaps.

     During the three months ended March 31, 2005 and March 31, 2004, any gain or loss the Company recognized due to ineffectiveness of commodity cash flow hedges was immaterial to the financial results.

     Accumulated Other Comprehensive Income

     The following table summarizes the effects of SFAS No. 133, as amended, on the Company’s other comprehensive income balance attributable to hedged derivatives for the three months ended March 31, 2005 and March 31, 2004:

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2005	2004
	(in thousands)
Energy Commodities Gains (Losses)
Beginning accumulated OCI balance	$1,495	$—
Unwound from OCI during period due to unwinding of previously deferred amounts	(2,250)	—
Mark to market of hedge contracts	(23,328)	—
Current year tax effect	10,392	—

Ending accumulated OCI balance	$(13,691)	$—

Losses expected to unwind from OCI during next 12 months	$(10,289)

     During the three months ended March 31, 2005, the Company reclassified gains of approximately $2.3 million from OCI to current period earnings. This amount is recorded on the same line in the statement of operations in which the hedged item is recorded. Also during the three months ended March 31, 2005 the Company recorded losses in OCI of approximately $23.3 million related to changes in the fair values of derivatives accounted for as hedges. The net balance in OCI relating to SFAS No. 133 at March 31, 2005 was a loss of approximately $13.7 million.

   Statement of Operations

     The following table summarizes the pre-tax effects of non-hedge derivatives and derivatives that no longer qualify as hedges on the Company’s statement of operations for the three months ended March 31, 2005 and March 31, 2004, respectively:

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2005	2004
	(in thousands)
Energy Commodities Gains
Revenues	$(34,900)	$219
Operating costs	(87)	—

Total statement of operations impact before tax	$(34,813)	$219

     During the three months ended March 31, 2005 and 2004, our pre-tax earnings were affected by unrealized losses of approximately $34.8 million and unrealized gains of approximately $0.2 million, respectively, associated with changes in the fair value of energy related derivative instruments not accounted for as hedges in accordance with SFAS No. 133.

MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

Note 4 — Commitments and Contingencies

   Environmental Matters

     The Company’s subsidiary, Indian River, is responsible for the costs associated with closure, post-closure care and monitoring of the ash landfill owned and operated by the Company on the site of the Indian River Generating Station. No material liabilities outside such costs are expected. In accordance with certain regulations established by the Delaware Department of Natural Resources and Environmental Control, the Company has established a fully funded trust fund to provide for financial assurance for the closure and post-closure related costs in the amount of $6.8 million. The amounts contained in this fund will be dispersed as authorized by the Delaware Department of Natural Resources and Environmental Control. This amount is recorded in other noncurrent assets on the consolidated balance sheets.

     The Company estimates that it will incur capital expenditures of approximately $22.2 million during the years 2005 through 2010 related to addressing certain environmental matters at the Indian River Generating Station. These matters include the expected closure of the existing ash landfill, the construction of a new ash landfill nearby, the addition of controls to reduce NOx emissions, fuel yard modifications and electrostatic precipitator refurbishments to reduce opacity

     The company’s subsidiary, Vienna Power, is responsible for the remediation of a small oil leak that occurred on September 4, 2001. The company has been working with the State of Maryland to define the cleanup requirements. Based on discussions to date, the Company has estimated the scope of the work to cost approximately $475,000.

Note 5 — Guarantees

     On February 4, 2005, NRG Energy redeemed and retired $375.0 million of Second Priority Notes. As a result of the retirement, the joint and several payment and performance guarantee obligations of the following subsidiaries were reduced from $1,725.0 million to $1,350.0 million.

Subsidiary
NRG Mid Atlantic Generating LLC (Direct)
Indian River Power LLC (Indirect)
Vienna Power LLC (Indirect)
Keystone Power LLC (Indirect)
Conemaugh Power LLC (Indirect)

Note 6 — Regulatory Issues

     On January 25, 2005, FERC issued an order approving the PJM proposal to increase the compensation for generators which are located in load pockets and are mitigated at least 80% of their running time. Specifically, when the generators would be subject to mitigation, the generator would have the option of recovering their variable costs plus $40 or a negotiated rate with PJM, based on the facility’s going forward costs. If the generator declines both options, it could file for an alternative rate with FERC. The revisions to the cost capping rule could impact the revenues earned by several of the Company’s facilities. In the order, FERC also substantially revised the exemption facilities built after 1996 had from the capping mitigation rule. Under the order the exemption for facilities located in original PJM territory now applies only if the facility was constructed after April 1, 1999. If construction of the facility began after September 30, 2003, the exemption would not apply.

MID ATLANTIC GENERATING LLC AND SUBSIDIARIES

Note 7 — Income Taxes

     The Company is included in the consolidated tax return filings as a wholly owned indirect subsidiary of NRG Energy. Reflected in the financial statements and notes below are separate company federal and state tax provisions, as of the earliest period presented, as if the Company had prepared separate filings. The Company’s ultimate parent, NRG Energy, does not have a tax allocation agreement with its subsidiaries and prior to January 1, 2003, income taxes were not recorded or allocated to non tax paying entities or entities such as the Company which are treated as disregarded entities for tax purposes. Because the Company is not a party to a tax sharing agreement, current tax expense (benefit) is recorded as a capital contribution from (distribution to) the Company’s parent.

In assessing the realizabilty of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realization of deferred tax assets is dependent upon the generation of taxable income in future periods. Management considers both positive and negative evidence, projected operating income and capital gains, and available tax planning strategies in making this assessment. Based upon projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

     In 2005, we utilized $12.6 million of U.S. net operating losses carryforward of $72.8 million. There is a net carryforward amount of $60.2 million available at March 31, 2005 which will expire by 2023 if unutilized.

     The effective income tax rates of continuing operations differ from the statutory federal income tax rate of 35% as follows:

	Three Months		Three Months
	Ended March 31,		Ended March 31,
	2005		2004
	Amount	Rate	Amount	Rate
		(In thousands)
Income (loss) before taxes	$(26,694)		$10,861

Tax at 35%	(9,343)	35.0%	3,802	35.0%
State taxes (net of federal benefit)	(1,495)	5.6%	608	5.6%
Other	(7)	—%	4	—%

Income tax (benefit) expense	$(10,845)	40.6%	$4,414	40.6%

Note 8 — Related Party Transactions

     Effective January 1, 2005, Corporate charges for allocated overhead was discontinued. For fiscal year 2005 and future years, General and administrative expenses will consist of the Company’s expenses only. For the three months ended March 31, 2004, Corporate overhead charges included in General and administrative expenses totaled $1.4 million. The amounts paid during the three months ended March 31, 2004 reflect an overall increase in corporate level general and administrative expenses. Corporate general, administrative and development expense increased during the three months ended March 31, 2004 due to higher legal fees and increased consulting costs due to NRG Energy’s Sarbanes-Oxley implementation. The method of allocating these costs remained the same from the prior years.

     For the three months ended March 31, 2005 and 2004, the Company recorded operating and maintenance costs billed from NRG Operating Services of $11.4 million and $9.6 million, respectively.

     At March 31, 2005 and December 31, 2004, the Company had an accounts receivable affiliate balance of $4.7 and $10.1 million, respectively. These balances are settled on a periodic basis and are due to or from multiple entities which are wholly owned subsidiaries of NRG Energy Inc., the parent company of NRG Mid Atlantic Generating LLC.